Exhibit 10.39
SUPPLY AGREEMENT
     This SUPPLY AGREEMENT (this “Agreement”) is entered into as of [•] (the “Effective Date”), by and among P1 Sub, LLC, a North Carolina limited liability company, P2 Sub, LLC, a North Carolina limited liability company (each, a “Buyer”), and Culligan International Company, a Delaware corporation, with its principal place of business at 9399 West Higgins Road, Suite 1100, Rosemont, Illinois 60018 (“Culligan”).
RECITALS
     A. Culligan is engaged in the business of selling various types of water treatment products; and
     B. Culligan desires to provide certain products, and Buyer desires to procure certain products from Culligan in accordance with the terms of this Agreement.
AGREEMENT
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. TERM. This Agreement will be for a term beginning on the Effective Date and continuing for a period of one (1) year (the “Initial Term”). Thereafter, it shall automatically renew for periods of one month (each, a “Renewal Term”) unless either party provides notice of termination to the other party at least thirty (30) days before the expiration of the Initial Term or any Renewal Term.
     2. PRODUCTS & PRICING — SALE. Culligan shall sell to Buyer any water treatment and filtration equipment and products described on Attachment A hereto (the “Products”), and Buyer may buy the Products, in each case at the pricing also set forth in Attachment A. The terms and conditions set forth on Attachment B shall also govern the sale of the Products to Buyer.
     3. ADDITIONAL TERMS & CONDITIONS. Any additional terms and/or conditions, whether or not conflicting with the terms and conditions herein and whether offered by Buyer on any purchase order or acknowledgement thereto or any other manner shall be void, unless such terms are agreed to in writing by each party. In case of a conflict between the terms and conditions in an attachment and the provisions of this Agreement, the provisions of this Agreement shall control. Each order accepted by Culligan will constitute a binding obligation under this Agreement for Culligan to sell, and for Buyer to buy and pay for the Products ordered.
     4. LIMITATION ON LIABILITY. Notwithstanding anything else to the contrary, the liability of Culligan arising out of the Agreement, including without limitation any claims for indemnity, shall not exceed the price paid by Buyer for the particular Product(s) that is or are the subject of such claim. The parties waive all claims against each other for any consequential, incidental, indirect, special, exemplary or punitive damages.
     5. DEFAULT; TERMINATION; REMEDIES.
          5.1 Default. The occurrence of any one or more of the following events shall constitute an event of default (“Event of Default”) under this Agreement:

          (a) If either party fails to perform in any material respect, any of the non-monetary obligations imposed upon it by the terms of this Agreement, unless such breach is cured within thirty (30) days after receiving written notice from the non-breaching party, or with respect to breaches not capable of being cured within such 30 day period, the breaching party commences cure within such thirty (30) day period and diligently completes such cure as soon as practicable thereafter (but in no event more than sixty (60) days thereafter);
          (b) If Buyer fails to pay any amounts due under this Agreement after receiving written notice from Culligan and a five (5) day opportunity to cure after receipt of such notice;
          (c) If a either party defaults under Subsection 5.1(a) or 5.1(b) more than twice during any twelve-month period;
          (d) If either party becomes bankrupt;
          (e) If either party becomes insolvent or is unable to pay its debts as they become due in the ordinary course of business;
          (f) If a either party ceases to function as a going concern or to conduct its operations in the normal course of business; or
          (g) If Buyer assigns this Agreement or any right granted under it or delegates any duty imposed by it, other than in accordance with Section 6.1 without Culligan’s prior written consent.
          5.2 Remedies. Upon the occurrence of any Event of Default, then, in addition to any other rights or remedies, pursuant to any applicable law, either party may terminate this Agreement after providing five (5) days written notice to the other party. Buyer’s sole and exclusive remedy against Culligan and its employees, agents, subcontractors, authorized representatives, subsidiaries and affiliates for Products furnished hereunder shall be to require Culligan (a) to repair or replace the Products; or (b) to repay Buyer the fees paid for the non-performing Product, with the remedy provided to be determined by Buyer at its sole option.
          5.3 Effect of Termination. Termination will neither relieve Buyer from paying in accordance with this Agreement, nor relieve any party in default under this Agreement of any of such party’s obligations owing with respect to Products sold or otherwise owing or arising under the Agreement prior to such termination.
     6. GENERAL PROVISIONS.
          6.1 Assignment. Except as provided in Section 6.6, neither party may assign this Agreement or any right granted under it and will not delegate any duty imposed by it without the prior written consent of the other party, which shall not be unreasonably withheld; provided, that Buyer may collaterally assign its rights hereunder to its lenders for security purposes. Any such assignment shall not relieve the assignor from any of its obligations under this Agreement.
          6.2 Relationship between the Parties. The relationship between Culligan and Buyer is that of independent contractors. This Agreement does not create a partnership, franchise or business opportunity under any applicable law. Neither party may incur liability on behalf of the other nor does either party have the authority to represent or bind the other as agent, or in any other capacity.
          6.3 Notices. All approvals and notices under this Agreement must be in writing and shall be deemed to have been duly given or made (i) the third business day after the date of mailing, if delivered by registered or certified mail, postage prepaid; (ii) upon delivery, if sent by hand delivery; (iii) upon delivery, if sent by prepaid courier, with a record of receipt; or (iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following:

To Culligan:	Culligan International Company 9399 West Higgins Road, Suite 1100 Rosemont, IL 60018 Attention: General Counsel Facsimile: 847-430-2282

To: Buyer:	Primo Water Corporation 104 Cambridge Plaza Drive Winston-Salem, NC 27104 Attention: Mark Castaneda Facsimile: 336-331-4247
or to such other place or places as the parties may designate in writing.
          6.4 Severability. If any term or provision of this Agreement is declared invalid by a court of competent jurisdiction in a final ruling from which no appeal is taken, it will be severable if the operation of the remaining terms and provisions are unimpaired, or if the court replaces the invalid term or provision by such valid term or provision reflecting the intention of the parties.
          6.5 Amendment and Waiver. This Agreement may only be amended by a written agreement signed by all the parties to this Agreement. The observation or performance of any condition or obligation imposed on a party under this Agreement may be waived only in writing by an authorized official of the other party and only to the extent stated in such writing.
          6.6 Culligan Entities. At Culligan’s option, this Agreement may be performed, and all rights hereunder against Buyer may be enforced, in whole or in part, by Culligan, its parent corporation or any one or more of its subsidiaries and affiliates (the “Culligan Entities”) so long as the applicable Culligan Entity is capable of performing such obligations and performs such obligations in accordance with this Agreement.
          6.7 Entire Agreement. This Agreement includes the following Attachments:
Attachment A: Products and Pricing — Sale
Attachment B: Terms and Conditions of Sale
     This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof. Any oral or other written understandings or agreements relating to the subject matter of this Agreement are superseded by this Agreement. This Agreement shall inure to the benefit of, and be binding upon the parties and their respective successors and permitted assigns. Any terms which add to, vary from or conflict with these terms and conditions are void. This Agreement may be amended only by a written agreement signed by both parties.
          6.8 Force Majeure. No party shall not be liable to any other party for any breach hereunder, including for failure to deliver or delays in delivery, construction, erection or startup, occasioned by causes beyond the control of such party, its suppliers or subcontractors, including but not limited to unavailability of materials, strikes, labor slowdowns and stoppages, labor shortages, lockouts, fires, floods, earthquakes, storms, droughts, adverse weather, riots, thefts, accidents, embargoes, war (whether or not declared) or other outbreak of hostilities, civil strife, acts of governments, acts of God, governmental acts or regulations, orders or injunctions, or other reasons, whether similar or dissimilar to the foregoing (each a “Force Majeure Event”). In the event of a Force Majeure Event, (a) the time for such party’s performance shall be reasonably extended; and (b) both parties shall take reasonable steps to adjust all affected dates in this Agreement.
          6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and which together will constitute one and the same agreement.
          6.10 Headings. The headings and subheadings are for the convenience of the parties only and no special meaning will attach to the headings.
          6.11 Governing Law. This Agreement will be governed by the laws of the State of Illinois without giving effect to any choice or conflict of law principles of any jurisdiction.
          6.12 Survival. The terms of Sections 3, 4, 5.2, 5.3 and 6 shall survive the expiration or termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, as of the date first written above, have caused this Agreement to be executed in their respective names by their duly authorized representatives.

P1 SUB, LLC
By:
Title:
Name:

P2 SUB, LLC
By:
Title:
Name:

CULLIGAN INTERNATIONAL COMPANY
By:
Title:
Name:

ATTACHMENT A
PRODUCTS AND PRICING — SALE

Item Number	Description	Price
01019699	1 1/2" BRASS SWEAT CONNECTOR	19.80
01017852	10" GOLD SOFT W/SMART SENSOR	688.00
01019525	18 X 38 BRINE SYSTEM	72.43
00162700	2 CU FT CULLAR D PLUS	138.20
01018891	2" TURBINE METER	216.46
01021402	20' EXTENSION CABLE W/CONN & BOX	25.63
01019613	24 X 50 BRINE SYSTEM	235.28
01019614	30 X 50 BRINE SYSTEM	299.26
01019615	39 X 48 BRINE SYSTEM	332.79
01004765	9 GALLON STORAGE TANK	71.58
D1018801	AP-2 REVERSE OSMOSIS SYSTEM	2,975.00
01018959	AQUA-SENSOR PROBE KIT FOR FRP TANKS	85.31
01013839	BATTERY BACKUP, 3.6V 1/2AA LITHIUM	6.58
P1013677	BELL CRANK/FOLLOWR (10 TO A PACK)	37.89
01018711	BLFC ELBOW 0.80 GPM	5.84
00490106	BOTTLES 4 OZ. CAPS AND MAILERS	40.70
D1018799	BP4L PLUS RO SYSTEM	2,875.00
01017164	BRINE RECLAIM KIT HF 55E & CSM	526.27
01018952	BRINE RECLAIM KIT, CSM-UP TO 3 UNIT	1,054.53
01018720	BRINE SYSTEM 650 LB 24 X 40	101.37
01018706	BRINE VALVE 40 TALL	25.93
01019526	BRINE VALVE FOR HI-FLO 2	25.93
01017242	BRUNER VALVE BODY 3" ASSY	1,544.09
00554710	BUSHING, RED BR 1/2"NPTE X 3/8 NPTI	2.53
01001750	BUSHINGS	0.34
01009930	BXL FUSE, 1/2 AMP, 250V	3.12
01019718	BYPASS VALVE, HI-FLO 22	42.33
00162706	CARBON	69.13
01021486	CARBON FILTER, HF-22	789.00
01009644	CARTRIDGE (MEMBRANE) LC-200	203.83
00403304	CARTRIDGE ASSY NORYL BLACK (HF-42)	23.27
01009642	CARTRIDGE FILTER BW TYPE LC 20"	32.52

ATTACHMENT A

Item Number	Description	Price
00542709	CHECK VALVE FOR BXL PLUS RO	32.97
D1013899	CIRCUIT BOARD FOR BXL SERIES	215.79
01020368	CIRCUIT BOARD FOR MEDALLIST FILTER	94.22
01020747	CIRCUIT BOARD, GBE MODEM KIT	55.35
01020404	CONN. 1 1/2" BRASS NPT	74.28
01019949	CONTROL FOR HC-300 UNIT	664.83
01020370	CONTROL HEAD FOR 10" MED. SOFTENER	299.10
P1019782	COPPER SWEAT ADAPTER KITS	197.21
P0330667	COUPLING (PACK OF 10)	5.92
01005015	CUL RO-B3L PLUS (MEMBRANE)	108.61
01019651	DAUGHTER BOARD	42.62
01019602	DF-14 CARBON FILTER	843.00
01014444	FILTER CULLAR 8 X 44 FIBERGLASS	382.00
01004858	FILTER KIT FOR HOME RO	14.66
01017504	FILTER, GOLD 10" QH HH24 CULLAR	609.00
00310501	FLO CONTROL COUP CR PLT 1	53.37
00447382	FLOW CONTROL FOR HC210	38.48
D1006180	FLOW METER, PRODUCT (XL)	82.31
01010332	FLOW RESTRICTOR	6.15
01020626	GOLD CONVERSION KIT	170.15
01017503	GOLD SERIES FILTER 9"	522.00
01021501	HI FLO 3E HCE-210-2NHWB	1,665.00
01019605	HI-FLO 22 CF-12 CARBON FILTER	751.00
01019607	HI-FLO 22 CF-16 CARBON FILTER	1,113.00
01019603	HI-FLO 22 CULLAR FILTER DF 16	985.00
01021483	HI-FLO 22 DF-14	885.00
01019564	HI-FLO 22 SOFT WS-060	967.00
01019565	HI-FLO 22 SOFT WS-090	1,035.00
01021477	HI-FLO 22 WS-060 SOFT W/GBE CONT.	1,015.00
01021478	HI-FLO 22 WS-090 SOFT W/GBE CONT.	1,088.00
01021479	HI-FLO 22 WS-120 SOFT W/GBE CONT.	1,196.00
01021480	HI-FLO 22 WS-150 SOFT W/GBE CONT.	1,573.00

ATTACHMENT A

Item Number	Description	Price
01021481	HI-FLO 22 WS-210 SOFT W/GBE CONT.	1,681.00
01021496	HI-FLO 3 HCE-210-2	1,665.00
01019963	HI-FLO 3 SOFT HC-210	1,199.00
01021500	HI-FLO 3E SOFTENER HCE-150-2T NHWB	1,509.00
01019568	HO-FLO 22 SOFTENER-WS-210	1,601.00
01004505	HOME RO UNIT, AC30 3 GAL. TANK	256.00
D1018967	HOUSING ASSY 2 1/2 X 21" (BP-2S+)	127.66
01017389	INJECTOR ASSY CL	132.51
01017397	INJECTOR ASSY.	192.70
01017388	INJECTOR BODY FOR BRUNER D180	144.16
00403130	INLET MANIFOLD	12.01
01013971	KIT ADAPTER 2.5"-5 ACME FIBERGLASS	26.88
01016565	KIT, ELBOW COPPER ADAPTER-MED SOFT.	19.72
01018621	KIT-FLO-PAK NPT	159.64
01013033	KIT-SEALPACK/BRINE/CAM (SOFT)	28.33
00401802	LOWER PISTON	91.23
00403126	MANIFOLD	15.65
00403128	MANIFOLD ASSEMBLY	13.51
01019618	MANIFOLD KIT, 21" 24" 30"	51.00
01015020	MEDALIST SERIES SOFTENER 8" W/METER	351.00
01014179	MEDALLIST DRIVE MOTOR KIT	52.64
01020366	MEDALLIST FILTER CONTROL HEAD	228.32
01018889	METER CABLE - 5'	16.66
01011188	METER KIT ASSY. FOR 10" MED. SOFT.	81.46
00156001	MINERAL CULLEX 1.0CF BAG HI-FLO 52	63.77
00160702	MINERAL CULLISAN 20 LB. BAG	8.97
00160710	MINERAL CULLISAN 50 LB BAG HF-52	8.27
00162110	MINERAL CULLSAN MED 50 LB BAG	9.29
00163006	MINERAL CULLSAN MEDIA 78L	70.24
00163811	MINERAL CULLSAN U 50# BAG	14.87
00401605	MOTOR MOUNTS FOR B-SERIES	6.77
D1018969	MOUNTING BRACKET WALL BP LONG STYLE	108.78

ATTACHMENT A

Item Number	Description	Price
01016327	MVP COMMUNICATION CABLE	18.26
01016342	MVP DUPLEX ALT COM CABLE	35.47
00432821	NIPPLE, BR, 1/2" NPT X 3" LONG	5.43
00401858	O-RING	1.21
00308430	O-RING APR#135 EP1.9	0.82
P0308427	O-RING BP COUPLING (PACK OF 50)	14.21
01007377	O-RING, BXL EXTERNAL	3.58
01007378	O-RING, BXL INTERNAL	1.89
01003533	O-RING. HI-FLO 52 WATER SOFT	1.26
01018978	PISTON	67.09
00401803	PISTON ASSM NO HD WTR #6	107.09
00443431	PLUG, 1-1/4 THREADED PVC	4.12
01016267	POWER VALVE SEAL REBUILD KIT	23.28
00472601	PRES. GAUGE KIT 0-200PSI 0.25" NPT	36.64
D1006272	PRESSURE GAUGE KIT	28.19
01004938	PRESSURE GAUGE, 0-400 PSI LOWER MNT	29.04
01011831	PRESSURE GAUGES AND SAMPLE COCKS	50.67
D1013880	PRESSURIZED STORAGE KIT	209.25
00304404	RED BUSHING,BR, 3/8"NPTI X 1/4NPTE	0.68
00449793	RELAY, DPDT, 120/60	33.85
SP01020553	REMOTE MONITOR	133.25
01018712	RETROFIT BRINE VALVE	25.93
D1013843	RO CONTROL BOX FOR BXL ASSY.	519.10
D1006055	RO QUALITY MONITOR	304.64
01009635	RO SYSTEM, LC-200	506.00
00564806	SAMPLE COCKS 0.25" NPT	9.44
01005676	SCREW	0.05
00318530	SCREW CAP	0.34
01018977	SEAL KIT	68.52
01013083	SEAL PACK ASSEMBLY REPLACEMENT	22.87
01000825	SEAT VALVE PLASTIC SNAP IN HI-FLO52	5.34
D1018803	SERIES AP4 RO	4,127.00

ATTACHMENT A

Item Number	Description	Price
D1018798	SERIES BP RO BP-3L PLUS	2,560.00
01008779	SINGLE AQUA-SENSOR KIT	85.31
01020447	SMART BRINE TANK W/7' CABLE	51.25
01021376	SMF 245	2,051.00
01021377	SMF 365-1 1/2 COMMERCIAL WATER SOFT	2,699.00
01021375	SOFT SMF - 185, 14 X 65 24/60	1,896.00
01021421	SOFT. CSM 600-2NC SINGLE GBE	4,464.00
01019959	SOFT. HC-120-1.5T	822.00
01019957	SOFT. HF3 HC-60 1.5	725.00
01019960	SOFT. HF3, HC-150-1.5T	931.00
01018691	SOFTENER CONTROL	600.53
01019566	SOFTENER HF-22 WS-120 DO NOT USE	1,139.00
01019567	SOFTENER HF-22 WS-150	1,499.00
01019974	SOFTENER, HCE 300 DUPLEX	1,780.00
01021865	SOFT-MINDER TWIN 9100	728.00
01021864	SOFT-MINDER TWIN 9100 (9")	645.00
01013887	SOLENOID VALVE, 120 V	44.30
01019591	SOLENOID VALVE, 3 WAY 120V	46.48
01021249	SSA INTELL-KIT	164.00
P0445244	SWITCH (PACK OF 10) EACH	5.10
01019962	SYSEM HC-150-2T SINGLE	1,096.00
01018715	SYSTEM BRINE, 375 LB. W/.45 GPM	85.90
01019964	SYSTEM HC-300-2T	1,398.00
01019958	SYSTEM HC-90-1.5T	746.00
01014573	TANK & MANF FBRGL 12 X 52	207.22
A2365030	TANK 16 X 65	233.36
A2365032	TANK FRP21" DIA X 69"H 4"-8U EA	531.93
00441897	TANK REP. FIBERGLASS WITH MANIFOLD	88.84
01016389	TANK, 10X40, 1 CU FT. FOR MED SOFT	216.03
01016390	TANK, 10X54, 1.5 CU FT FOR MED SOFT	274.93
01004776	TANK, 3 GAL. FOR HOME RO SYS.	37.34
A2365033	TANK-24X72 FIBERGLASS FOR HI-FLO 3	614.53

ATTACHMENT A

Item Number	Description	Price
00308415	TETRASEAL	0.28
00401748	TIMER ASSEMBLY	59.48
01020628	UPGRADE KIT, GOLD 24V	114.80
01003701	VACUUM BREAKER PVC, 1.0" NPT	155.05
01016388	VALVE BRINE ASSY, COMMERCIAL REP.	86.18
00401584	VALVE VACUUM BREAKER BR 3/4" NPT	70.79
01019948	VALVE, HF3 2" HWB-16"	642.87
01018425	VALVE, MANUAL BYPASS	24.46
All prices are in U.S. Dollars. In addition to the pricing set forth above, Buyer will be responsible for actual freight and taxes.
Payment Terms: Net 30 days
Delivery: FOB Culligan’s dock
Product Changes: Culligan may change its product offering only after sixty (60) days written notice to Buyer. Culligan shall not remove products from its product offering unless Culligan generally ceases to offer such products for sale; provided, however, that Culligan shall not remove products that it provides exclusively or primarily to Buyer from its product offering prior to the end of the Term.
Price Changes: Culligan may change its pricing only after sixty (60) days written notice to Buyer. Culligan shall not increase the pricing set forth above by a percentage that is greater than the percent change in the Index, as measured between the Effective Date and the order date for the applicable Products. The “Index” shall mean the Producer Price Index, Other Commercial & Services Industry Machinery Manufacturing (Industry and Product), NAICS # 333319, Series Id. PCU333319333319), as published by the Bureau of Labor Statistics for the most recent month.

ATTACHMENT B
TERMS AND CONDITIONS OF SALE
Purchase Order Requirements — Equipment Sales
Each Purchase Order shall include:
i.	Description of the Product being ordered
ii.	Quantity being ordered;
iii.	Price of Product being ordered; and
iv.	Required delivery date (at least 5 Business Days after receipt of the Purchase Order).
     1. Acceptance. By signing this Agreement, Buyer (“you” or “your”) agrees to be bound by the following terms and conditions for the purchase of the Products referenced in Attachment A. Whether these terms are included in an offer or an acceptance by Culligan, such offer or acceptance is conditioned on your assent to these terms. Culligan rejects all additional or different terms in any of your forms or documents, except to the extent agreed upon in writing and signed by both parties. No promise, statement or representation by any employee, agent, subcontractor or authorized representative of a Culligan Party will (a) be binding upon Culligan, or (b) relieve you of your obligations herein, unless it appears in a written document signed by you and Culligan. Waiver of any provision of this Order shall not be deemed to constitute a continuing waiver.
     2. Payment. You shall pay Culligan the full purchase price as set forth in Attachment A, including any applicable taxes (e.g. state, G.S.T., provincial, county, property, etc.), delivery charges and any fees for storage or insurance after delivery to the location you may specify, and you shall reimburse Culligan for any such payments. Payments are due within 30 days after the date of invoice. You shall be charged the lower of 1 1/2% interest per month or the maximum legal rate on all amounts not received by the due date and shall pay all of Culligan’s reasonable costs (including attorneys’ fees) of collecting amounts due but unpaid.
     3. Use; Maintenance. The Products are not for use with influent water which is (a) microbiologically unsafe, or (b) of unknown quality without adequate treatment and/or disinfection. You must maintain the Products according to manufacturer instructions using manufacturer-authorized service parts, including replacement of filters and other components. If your water quality, water consumption, water pressure or flow rate change, or if maintenance of the Products is affected by external factors such as sand or sediment or an inadequate water supply, different or additional Products may be required, and these Products should not be used if such quality, consumption, pressure, flow rate change or external factors are outside of specified ranges. You are responsible for all maintenance of and repairs to the Products, except to the extent covered by paragraph 4, below.
     4. Warranty. Culligan warrants to you that the Products shall be free from defects in material and workmanship. If you give Culligan prompt written notice of breach of this warranty within 12 months after delivery (the “Warranty Period”), Culligan shall, at your sole option and as your exclusive remedy, repair or replace the subject parts or refund the purchase price paid for the relevant Product. If Culligan determines that any claimed breach is not, in fact, covered by this warranty, you shall pay Culligan its then customary charges for any repair or replacement made by Culligan. Culligan’s warranty is conditioned on your (a) operating and maintaining the Products in accordance with Culligan’s instructions, (b) not making any unauthorized repairs or alterations, and (c) not being in default of any payment obligation to Culligan. Culligan’s warranty does not cover damage caused by chemical action or abrasive material, misuse or improper installation (unless installed by Culligan). WITH RESPECT TO THE PRODUCTS PURCHASED HEREUNDER, THE WARRANTIES SET FORTH IN THIS SECTION ARE CULLIGAN’S SOLE AND EXCLUSIVE WARRANTIES, AND CULLIGAN MAKES NO OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE.

ATTACHMENT B

     5. Cancellation. If you cancel or suspend your Order for any reason other than Culligan’s breach, you shall promptly pay Culligan for work performed prior to cancellation or suspension and any other direct costs incurred by Culligan as a result of such cancellation or suspension.
     6. Liens, Insurance & Indemnity
a.	Purchased Equipment. If you are purchasing the Products, title to the Products and risk of loss shall pass to you at the time the Products are delivered to the carrier for shipment, or when delivered to the location specified by you, whichever comes first. Prior to your full payment of the purchase price, you shall not permit any lien, encumbrance or security interest to attach to the Products or be levied upon the Products under legal process, or dispose of the Products or permit anything to be done that may impair the value of the Products and you shall insure the Products against risk of loss or damage by fire, including extended coverage, theft and such other casualties, in an amount equal to full replacement value.

b.	Indemnity. You shall pay, hold harmless, indemnify and defend Culligan, its officers, directors, employees, agents, affiliates, subsidiaries and franchisees (the “Culligan Parties”) from and against any loss, liability, claims, suits and costs caused by, arising out of, or relating to any damage to property or injury or death of persons arising out of the unloading, storage, application, handling, use, or disposal of the Products except for that portion of damages directly attributable to the negligence of the Culligan Parties. You agree to obtain insurance in amounts sufficient to cover your obligations hereunder. Your indemnity obligation will survive the expiration, termination or cancellation of this Order.